EXHIBIT 99.2



                         MINNESOTA CORN PROCESSORS, LLC
        901 NORTH HIGHWAY 59 MARSHALL, MN 56258-2744 PHONE: 507-537-2676
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                      DISTRICT MEETINGS HAVE BEEN SCHEDULED

We urge you to attend your District Meeting to be held at the locations listed below. Management and the chairman of the board will present an overview of the past year. At the end of the meeting you will be given an opportunity to ask the presenters questions you may have. You can attend any District Meeting, however, nominations for directors are accepted only at the meeting being held for that district.


         DISTRICT 8          - March 27, 2001 - 1:30 PM - Ag Park, Columbus, NE

         DISTRICTS 5 & 6     - March 28, 2001 - 9:00 AM - Best Western Marshall
                               Inn, Marshall, MN

         DISTRICTS 7         - March 28, 2001 -  2:00  PM - Key Largo,
                               Valhalla Island, Lake Shetek, Slayton, MN

         DISTRICTS 1 & 4     - March 29, 2001 - 9:00 AM - Holiday Inn,
                               Willmar, MN

         DISTRICT 2          - March 29, 2001 - 2:00 PM - Community Center,
                               Renville, MN

         DISTRICT 3          - March 30, 2001 - 9:00 AM - Community Center,
                               Springfield,  MN

The nominees will be asked to write a short resume along with the reasons they should be elected. These resumes will be sent to each member, along with the Annual Report, to help you with your decision at election time at the Annual Meeting to be held on June 28, 2001 at Jackpot Junction.

The following directors are up for re-election this year:

              DISTRICT 1: Doug Finstrom, Kerkhoven, MN
              DISTRICT 2: Howard Dahlager, Sacred Heart, MN
              DISTRICT 3: Jerry Jacoby, Springfield, MN
              DISTRICT 4: No one until 2002
              DISTRICT 5: Dean Buesing, Granite Falls, MN
              DISTRICT 6: No one until 2002
              DISTRICT 7: Ron Kirchner, Avoca, MN
              DISTRICT 8: Ken Regier

We hope to see everyone at the District Meetings!